Exhibit 31.2

Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

I, Timothy Cook, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Oak Street Health, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 21, 2020

/s/ Timothy Cook
Timothy Cook
Chief Financial Officer